EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1/A-2 pertaining to 900,000 shares of WNS Studios, Inc. common stock of our report dated January 26, 2012 on the financial statements of WNS Studios, Inc. for the period May 15, 2009 (inception) to April 30, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Wolinetz Lafazan & Company, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.
Rockville Centre, New York
April 18, 2012